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                                                                      Exhibit 21



                           SUBSIDIARIES OF THE COMPANY

CM Holding Trust, a Delaware business trust

CharterMac Equity Issuer Trust, a Delaware business trust

CharterMac Corporation, a Delaware corporation

    SUBSIDIARIES OF CHARTERMAC EQUITY ISSUER TRUST, A DELAWARE BUSINESS TRUST

CharterMac Origination Trust I, a Delaware business trust

CharterMac Owner Trust I, a Delaware business trust

                      SUBSIDIARY OF CHARTERMAC CORPORATION

PW Funding, Inc. a Delaware corporation